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                                                                    EXHIBIT 12.1

                              STATEMENT REGARDING
                             COMPUTATION OF RATIOS

SPEEDWAY MOTORSPORTS, INC.
ACTUAL AND PRO FORMA RATIOS OF INCOME TO FIXED CHARGES

                                                                                                    FOR THE SIX
                                                                                                       MONTHS
                                                       FOR THE YEAR ENDED DECEMBER 31,             ENDED JUNE 30,
                                                 1991      1992      1993      1994      1995      1995      1996
ACTUAL RATIO OF INCOME TO FIXED CHARGES
Income from continuing operations before
  income taxes...............................    9,069    11,099    15,378    18,525    33,290    16,088    22,677
Less: Equity in earnings of North Wilkesboro
  Speedway...................................                                             (233)               (185)
Adjusted income from continuing operations
  before income taxes........................    9,069    11,099    15,378    18,525    33,057    16,088    22,492
Fixed charges:
  Interest expense...........................    4,676     4,527     4,520     4,282       917       917       566
  Amortization of financing costs............       91       161        99       101        24        24        54
Income as defined............................   13,836    15,787    19,997    22,908    33,998    17,029    23,112
Fixed charges:
  Interest expense...........................    4,676     4,527     4,520     4,282       917       917       566
  Capitalized interest.......................                                                                  546
  Amortization of financing costs............       91       161        99       101        24        24        54
Fixed charges................................    4,767     4,688     4,619     4,383       941       941     1,166
Ratio of income to fixed charges.............     2.90      3.37      4.33      5.23     36.13     18.10     19.82

                                                                                                           YEAR ENDED
                                                                         YEAR ENDED                       DECEMBER 31,
                                                                        DECEMBER 31,      PRO FORMA           1995
                                                                            1995        ADJUSTMENTS(1)      ADJUSTED
PRO FORMA RATIO OF INCOME TO FIXED CHARGES
Income from continuing operations before income taxes................      33,290           (1,904)          31,386
Less: Equity in earnings of North Wilkesboro Speedway................        (233)                             (233)
Adjusted income from continuing operations before income taxes.......      33,057           (1,904)          31,153
Fixed charges:
  Interest expense...................................................         917            1,762            2,679
  Amortization of financing costs....................................          24              142              166
Income as defined....................................................      33,998                0           33,998
Fixed charges:
  Interest expense...................................................         917            1,762            2,679
  Amortization of financing costs....................................          24              142              166
Fixed charges........................................................         941            1,904            2,845
Actual Ratio of income to fixed charges..............................       36.13
Pro Forma Ratio of income to fixed charges...........................                                         11.95

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
                                                                                                            SIX MONTHS
                                                                            SIX MONTHS                        ENDED
                                                                              ENDED                          JUNE 30,
                                                                             JUNE 30,       PRO FORMA          1996
                                                                               1996       ADJUSTMENTS(1)     ADJUSTED
PRO FORMA RATIO OF INCOME TO FIXED CHARGES
Income from continuing operations before income taxes....................     22,677            (55)          22,622
Less: Equity in earnings of North Wilkesboro Speedway....................       (185)                           (185)
Adjusted income from continuing operations before income taxes...........     22,492            (55)          22,437
Fixed charges:
  Interest expense.......................................................        566             38              604
  Amortization of financing costs........................................         54             17               71
Income as defined........................................................     23,112              0           23,112
Fixed charges:
  Interest expense.......................................................        566             38              604
  Capitalized interest...................................................        546                             546
  Amortization of financing costs........................................         54             17               71
Fixed charges............................................................      1,166             55            1,221
Actual Ratio of income to fixed charges..................................      19.82
Pro Forma Ratio of income to fixed charges...............................                                      18.92

(1) Pro forma ratio of income to fixed charges assumes that all bank debt outstanding during 1995 and the six months ended June 30, 1996 was refinanced with the proceeds of the Debenture Offering and such portion of the Debenture Offering allocated to the refinancing of bank debt remained outstanding for the pro forma periods presented. The effect of such refinancing is an increase in interest expense and amortization of financing costs of approximately $1.9 million for 1995 and $55,000 for the six month period ended June 30, 1996. These increases resulted primarily from the portion of the Debenture Offering used to refinance the bank debt being considered outstanding for the entire pro forma periods presented, whereas the actual bank debt was repaid in March 1995. The pro forma ratio of income to fixed charges does not reflect any income earned from the proceeds of the Debenture Offering in excess of the refinanced bank debt amounts.

SPEEDWAY MOTORSPORTS, INC.
ACTUAL AND PRO FORMA RATIOS OF EBITDA TO INTEREST EXPENSE

                                                                                                    FOR THE SIX
                                                                                                       MONTHS
                                                       FOR THE YEAR ENDED DECEMBER 31,             ENDED JUNE 30,
                                                 1991      1992      1993      1994      1995      1995      1996
ACTUAL RATIO OF EBITDA TO INTEREST EXPENSE
Income from continuing operations before
  income taxes...............................    9,069    11,099    15,378    18,525    33,290    16,088    22,677
  Interest expense...........................    4,676     4,527     4,520     4,282       917       917       566
  Depreciation and amortization..............    3,759     4,289     4,375     4,500     4,893     2,330     3,796
EBITDA.......................................   17,504    19,915    24,273    27,307    39,100    19,335    27,039
Interest expense.............................    4,676     4,527     4,520     4,282       917       917       566
Ratio of EBITDA to interest expense..........     3.74      4.40      5.37      6.38     42.64     21.09     47.77

                                                                                                           YEAR ENDED
                                                                         YEAR ENDED                       DECEMBER 31,
                                                                        DECEMBER 31,      PRO FORMA           1995
                                                                            1995        ADJUSTMENTS(1)      ADJUSTED
PRO FORMA RATIO OF EBITDA TO INTEREST EXPENSE
Income from continuing operations before income taxes................      33,290           (1,904)          31,386
  Interest expense...................................................         917            1,762            2,679
  Depreciation and amortization......................................       4,893              142            5,035
EBITDA...............................................................      39,100                0           39,100
Interest expense.....................................................         917            1,762            2,679
Actual Ratio of EBITDA to interest expense...........................       42.64
Pro Forma Ratio of EBITDA to interest expense........................                                         14.59

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
                                                                                                            SIX MONTHS
                                                                            SIX MONTHS                        ENDED
                                                                              ENDED                          JUNE 30,
                                                                             JUNE 30,       PRO FORMA          1996
                                                                               1996       ADJUSTMENTS(1)     ADJUSTED
PRO FORMA RATIO OF EBITDA TO INTEREST EXPENSE
Income from continuing operations before income taxes....................     22,677            (55)          22,622
  Interest expense.......................................................        566             38              604
  Depreciation and amortization..........................................      3,796             17            3,813
EBITDA...................................................................     27,039              0           27,039
Interest expense.........................................................        566             38              604
Actual Ratio of EBITDA to interest expense...............................      47.77
Pro Forma Ratio of EBITDA to interest expense............................                                      44.77

(1) Pro forma ratio of EBITDA to interest expense assumes that all bank debt outstanding during 1995 and the six months ended June 30, 1996 was refinanced with the proceeds of the Debenture Offering and such portion of the Debenture Offering allocated to the refinancing of bank debt remained outstanding for the pro forma periods presented. The effect of such refinancing is an increase in interest expense and amortization of financing costs of approximately $1.9 million for 1995 and $55,000 for the six month period ended June 30, 1996. These increases resulted primarily from the portion of the Debenture Offering used to refinance the bank debt being considered outstanding for the entire pro forma periods presented, whereas the actual bank debt was repaid in March 1995. The pro forma ratio of EBITDA to interest expense does not reflect any income earned from the proceeds of the Debenture Offering in excess of the refinanced bank debt amounts.

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